EXHIBIT 23.1



                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 15, 1999, except for the last paragraph of Note 5, for which the date is March 9, 1999, relating to the financial statements, which appears in the 1998 Annual Report to Shareholders of Glimcher Realty Trust, which is incorporated by reference in Glimcher Realty Trust's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 15, 1999, except for the last paragraph of Note 5, for which the date is March 9, 1999, relating to the financial statement schedules, which appears in such Annual Report on Form 10-K.

We also consent to the incorporation by reference in this Registration Statement of our report dated June 22, 1999 relating to the financial statements, which appears in the Annual Report of Glimcher Realty Trust Retirement Savings Plan on Form 11-K for the year ended December 31, 1998.


/s/ PRICEWATERHOUSECOOPERS LLP


Columbus, Ohio
August 4, 1999